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                                                                    Exhibit 99.3

                        UNITED STATES STEEL CORPORATION
                      SUPPLEMENTAL STATISTICS (Unaudited)
                                     2001

                                                 Quarter      Quarter    Quarter   Quarter     Year
                                                  Ended        Ended      Ended     Ended     Ended
(Dollars in millions)                            March 31     June 30   Sept. 30   Dec. 31   Dec. 31
------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS
Flat-rolled Products                                 $ (142)   $ (143)    $  (97)   $ (154)  $  (536)
Tubular Products                                         26        35         18         9        88
U. S. Steel Kosice                                       41        41         39         2       123
Other Businesses:
 Coal, Coke and Iron Ore                                (32)       14         14       (24)      (28)
 Straightline                                             -         -        (10)       (5)      (15)
 All other                                               10        34         20        14        78
                                                     ------     ------    ------    ------   -------
Loss From Operations Before Special Items (a)           (97)      (19)       (16)     (158)     (290)
 Special Items:
  Costs related to Fairless shutdown                      -         -        (29)       (9)      (38)
  Insurance recoveries related to USS-POSCO fire          -         2         21        23        46
  Costs related to Separation                             -        (8)        (1)      (16)      (25)
  Gain on Transtar reorganization                        70        (2)         -         -        68
  Asset impairments  - receivables                      (74)        -          -       (72)     (146)
                     - intangible assets                  -         -          -       (20)      (20)
                                                     ------    ------     ------    ------   -------
    Total Loss From Operations                       $ (101)   $  (27)    $  (25)   $ (252)  $  (405)
                                                     ======    ======     ======    ======   =======

CAPITAL EXPENDITURES
 Flat-rolled Products                                $   16    $   83     $   12    $   18   $   129
 Tubular Products                                         -         -          -         5         5
 U. S. Steel Kosice                                       5         9         17        30        61
 Other Businesses                                        16        12         27        37        92
                                                     ------    ------     ------    ------   -------
    Total                                            $   37    $  104     $   56    $   90   $   287
                                                     ======    ======     ======    ======   =======

OPERATING STATISTICS
 Average realized price: ($/net ton) (b)
   Flat-rolled Products                              $  402    $  395     $  394    $  396   $   397
   Tubular Products                                     701       677        678       681       685
   U. S. Steel Kosice                                   293       249        256       251       260
 Steel Shipments: (b) (c)
   Flat-rolled Products                               2,137     2,296      2,322     2,020     8,775
   Tubular Products                                     295       315        232       180     1,022
   U. S. Steel Kosice                                   753     1,071      1,017       873     3,714
 Raw Steel - Production: (c)
   Domestic Facilities                                2,623     2,621      2,689     2,160    10,093
   U. S. Steel Kosice                                   952     1,131      1,131       837     4,051
                                                     ------    ------     ------    ------   -------
   Total Raw Steel - Production                       3,575     3,752      3,820     2,997    14,144
                                                     ======    ======     ======    ======   =======
 Raw Steel - Capability Utilization: (d)
  Domestic Facilities                                  83.1%     82.1%      83.3%     67.0%     78.9%
  U. S. Steel Kosice                                   77.2%     90.7%      89.7%     66.4%     81.0%
 Domestic iron ore shipments (c) (e)                  1,911     5,189      4,494     3,319    14,913
 Domestic coke shipments (c) (e)                      1,208     1,293      1,190     1,040     4,731
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___________________
     (a) Loss from operations for the quarter ended March 31, 2001 reflects the reclassification of approximately $6 million of net periodic pension and other postretirement benefit credits from the Flat-rolled Products segment to the Tubular Products segment and other businesses compared to the amounts previously reported in the Quarterly Report on Form 10-Q for the three months ended March 31, 2002.
     (b) Excludes intersegment transfers.
     (c) Thousands of net tons.
     (d) Based on annual raw steel production capability of 12.8 million net tons for domestic facilities and 5.0 million net tons for U. S. Steel
         Kosice.
     (e) Includes intersegment transfers.